Exhibit 99.1

For More Information

Investor Contact:

Brian McGee

Senior Vice President & Chief Financial Officer

Intellon Corporation

352-237-7416

brian.mcgee@intellon.com

Press Contact:

Suzanne Craig

The Blueshirt Group for Intellon Corporation

415-217-7722

suzanne@blueshirtgroup.com

Intellon Reports Third Quarter Fiscal 2009 Results

Revenue Grows 14% Sequentially to $19.9 Million

Orlando, Fla. – October 22, 2009 — Intellon Corporation (Nasdaq: ITLN), a leading provider of HomePlug®-compatible integrated circuits (ICs) for home networking, networked entertainment, Ethernet-over-Coax (EoC) and smart grid applications, today reported financial results for the third quarter ended September 30, 2009.

Total revenue for the third quarter of 2009 was $19.9 million, a 14% sequential increase from the second quarter of 2009 and a 1% year-over-year decline from the third quarter of 2008.

Revenue derived from sales of HomePlug-compatible ICs comprised 99% of total revenue for the third quarter of 2009 and totaled $19.7 million, a 14% sequential increase from the second quarter of 2009 and a 1% year-over-year increase from the third quarter of 2008.

Intellon reported gross margins of 50.5% for the third quarter of 2009 compared with 50.4% in the second quarter of 2009 and 40.7% in the year ago quarter.

In accordance with generally accepted accounting principles (GAAP), Intellon reported a net loss of $0.4 million, or $0.01 per share (basic and diluted), primarily due to merger related expenses of approximately $1.8 million, for the third quarter of 2009, compared with net income of $0.3 million, or $0.01 per share (basic and diluted), for the second quarter of 2009, and net income of $0.5 million, or $0.02 per share (basic and diluted), for the third quarter of 2008.

Non-GAAP net income in the third quarter of 2009 was $2.0 million, or $0.06 per share (basic and diluted), compared with non-GAAP net income of $0.9 million, or $0.03 per share (basic and diluted), for the second quarter of 2009, and non-GAAP net income of $0.9 million, or $0.03 per share (basic and diluted), for the third quarter of 2008.

A detailed reconciliation between GAAP and non-GAAP net income (loss) is provided in a table following the condensed consolidated statements of operations.

“Fueled by our global customer base and diversified sales channels, Intellon delivered another strong quarter of operating results,” said Charles E. Harris, Chairman and CEO of Intellon. “Our service provider and Ethernet-over-Coax business grew sequentially by 30% and 25%, respectively, contributing to our 14% sequential revenue growth for the quarter. Our gross margins of 50.5% represented a 980 basis point improvement over the year ago period and our third sequential quarter of gross margins above 50.0%. We also remained disciplined in our financial management, delivering better-than-expected non-GAAP EPS of $0.06 and positive cash flow,” Harris continued.

“On September 8, 2009 Atheros and Intellon announced a definitive agreement for Atheros to acquire Intellon,” Harris added. “The Intellon team is excited about the opportunity to combine its knowledge and expertise in wired networking with Atheros’ leadership in wireless LAN and other network communications,” Harris concluded.

Recent Business Highlights:

•	Intellon INT6400 HomePlug AV-based powerline communications chipset selected by Grid Net for smart grid electricity meter to provide home area network communications capability for new smart meters.

•

NETGEAR selects Intellon’s INT6400 for HomePlug AV-enabled home theater Internet connection kit, enabling multiple home entertainment products (such as Ethernet-enabled HDTVs, set-top boxes, game consoles and Blu-ray players) to access the Internet over existing home wiring.

•

LinkSprite selects Intellon to enable powerline communications for electronic devices with serial interface ports, providing HomePlug powerline connectivity for thousands of electronic devices with UART, RS232, RS485, USB, or ZigBee ports.

•

KMC Controls selects Intellon chipset for first HomePlug-based programmable communicating thermostat, providing reliable communications from the thermostat to the electric meter using embedded Intellon powerline carrier technology.

•	Intellon announced its intent to move its Ocala facility to expanding technology corridor in downtown Ocala.

•

Atheros and Intellon entered into a definitive agreement for Atheros to acquire Intellon in a stock and cash transaction valued at approximately $244 million, or $181 million net of Intellon’s cash, cash equivalents and short-term investments as of June 30, 2009. The combination of best-in-class wireless and wired technologies promises major advances toward seamless networking throughout the digital home.

•

ST&T selects Intellon’s HomePlug AV-based INT6400 for HD Media Link System that distributes 1080p high definition video, and is designed to link Blu-ray players, DVRs, game consoles, set-top boxes, NAS drives, and multimedia hubs to TVs throughout the home using existing electrical wiring.

•

Entropic and Intellon collaborating on home networking solutions using coax and powerline, working together to deliver current and next-generation home networking solutions that are backwards-compatible with tens of millions of deployed devices.

As a result of the proposed acquisition of Intellon by Atheros, management will not be hosting a conference call in conjunction with this announcement.

About Intellon Corporation

Intellon (Nasdaq: ITLN) is a market leader in powerline communications, providing HomePlug® compliant and other powerline integrated circuits for home networking, networked entertainment, Ethernet-over-Coax (EoC), smart grid management, BPL access and other commercial applications. Intellon created and patented the baseline technology for HomePlug 1.0, and is a major contributor to the baseline technology for the 200-Mbps PHY-rate HomePlug AV powerline standard and the draft IEEE 1901 powerline standard. With more than 35 million HomePlug-based ICs sold, Intellon is the market share leader in the HomePlug IC market. Intellon was founded in 1989 and is headquartered in Orlando, Florida, with offices in Ocala, Florida, San Jose, California and Toronto, Canada. For additional information, visit www.intellon.com.

Cautionary Note Regarding Forward-Looking Statements

This release may be deemed to contain forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, any expectations regarding Intellon’s growth or business momentum, if any, based on past performance and statements regarding Intellon’s proposed acquisition by Atheros. Forward-looking statements involve risks and uncertainties that could cause Intellon’s actual results to differ materially from its current expectations. These factors include, but are not limited to: the possibility that the planned acquisition of Intellon by Atheros may not close or the closing may be delayed, including as a result of failure to obtain the approval of Intellon’s stockholders, the failure to realize any expected benefits of the transaction with Atheros, Intellon’s customers or suppliers may not react positively to Atheros’ proposed acquisition of Intellon, and other risks that are described in filings with the Securities and Exchange Commission (SEC) made by Atheros and Intellon in connection with the proposed transaction; Intellon’s operating results and gross margins are difficult to predict and may fluctuate significantly; if Intellon is unable to maintain revenue growth or manage future growth, if any, effectively, its business could suffer; adverse changes in Intellon’s ability to accurately forecast demand for its products, including product mix, could negatively impact its revenue, gross margins and inventory levels; Intellon depends upon a small number of customers for a significant portion of its revenue, and the loss of, or reduction or cancellation in orders from, any one of these customers could adversely affect Intellon’s operations and financial condition; competitive pressures, technical challenges, uncertainties associated with Intellon’s ability to develop new products in a timely and cost-effective manner, and the risk that the market for powerline communications products may not develop as expected may lead to a decrease in Intellon’s revenue or market share; the expense and uncertainty involved in customer deployments, changes in industry standards, economic and political conditions in Intellon’s markets, including the risk of continued volatility and uncertainty in global financial and commercial markets, and reliance by Intellon on third parties to manufacture, test, assemble and ship its products may adversely affect its financial results; if

Intellon is unable to retain and attract key personnel, its business may be harmed; and if Intellon fails to protect its intellectual property rights, it may be unable to compete effectively. These and other risk factors are described in detail in the Risk Factors section of Intellon’s Form 10-Q dated August 7, 2009, as filed with the SEC. Intellon’s results of operations for the quarter ended September 30, 2009 are not necessarily indicative of Intellon’s financial performance for any future periods. Any projections in this release are based on limited information currently available to Intellon, which is subject to change. Although any such projections and the factors influencing them will likely change, Intellon assumes no obligation to update the forward-looking information contained in this release. Such information speaks only as of the date of this release.

Important Additional Information and Where You Can Find It

In connection with the proposed acquisition of Intellon by Atheros, Atheros has filed a registration statement on Form S-4 containing a proxy statement/prospectus and other documents concerning the proposed acquisition with the SEC. Investors and security holders are urged to read the proxy statement/prospectus and any amendments thereto when they become available and other relevant documents filed with the SEC regarding the proposed transaction because they will contain important information. Investors and security holders may obtain a free copy of the proxy statement/prospectus, as amended (when it is available), and other documents filed by Atheros and Intellon with the SEC at the SEC’s website at www.sec.gov. The proxy statement/prospectus, as amended (when available) and other documents filed with the SEC may also be obtained for free by contacting Atheros Investor Relations by e-mail at ir@atheros.com or by telephone at (408) 830-5762 or by contacting Intellon Investors Relations by email at Suzanne@blueshirtgroup.com or by telephone at (415) 217-4962. Investors may also obtain free copies of the documents filed with the SEC on Atheros’ website at www.atheros.com or Intellon’s website at www.intellon.com.

Atheros, Intellon and their respective directors, executive officers and certain members of management and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of Intellon in connection with the transaction. Additional information concerning Intellon’s directors and executive officers is set forth in Intellon’s Proxy Statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2009. These documents are available free of charge at the SEC’s website at www.sec.gov or by going to, respectively, Atheros’ Investors page on its corporate website at www.atheros.com and Intellon’s Investor Relations page on its corporate website at www.intellon.com. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed transaction, and a description of their direct and indirect interests in the proposed transaction, which may differ from the interests of the Atheros and Intellon stockholders generally, is set forth in the proxy statement/prospectus that is contained in the registration statement on Form S-4, as amended (when it is available) that was filed by Atheros with the SEC, which is available free of charge at the SEC’s web site at www.sec.gov or Intellon’s website at www.intellon.com.

Intellon and No New Wires are registered trademarks of Intellon Corporation. HomePlug is a registered trademark of the HomePlug Powerline Alliance, Inc. All other trademarks mentioned are the property of their respective owners.

INTELLON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(in thousands, except per share amounts)
Revenue	$19,933	$20,112	$52,916	$54,554
Cost of revenue	9,860	11,917	26,128	31,197

Gross profit	10,073	8,195	26,788	23,357
Cost of operations:
Research and development	4,423	4,038	12,011	12,417
Sales and marketing	2,042	1,979	6,611	6,253
General and administrative	4,003	2,010	8,334	6,281

Operating income (loss)	(395)	168	(168)	(1,594)
Other income (expense)
Interest income	37	283	130	978
Other expense	(46)	(31)	(94)	(94)

Total other income (expense)	(9)	252	36	884

Income (loss) before income taxes	(404)	420	(132)	(710)
Income tax expense (benefit)	25	(61)	(35)	(4)

Net income (loss)	$(429)	$481	$(97)	$(706)

Net income (loss) per common share:
Basic	$(0.01)	$0.02	$(0.00)	$(0.02)

Diluted	$(0.01)	$0.02	$(0.00)	$(0.02)

Weighted-average number of shares used in per share calculations:
Basic	31,150	30,939	31,098	30,821

Diluted	31,150	31,175	31,098	30,821

Statements Concerning Non-GAAP Financial Measurements

The accompanying press release includes non-GAAP net income and non-GAAP net income per share data.

These non-GAAP measures are not in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The presentation of these measures is not intended to be considered in isolation, or as an alternative for, or superior to, the financial information prepared and presented in accordance with GAAP. Intellon believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Intellon’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Intellon’s results of operations in conjunction with the corresponding GAAP measures. Intellon has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Intellon’s non-GAAP net income and non-GAAP net income per share data exclude stock-based compensation and merger related expenses. Intellon believes that the presentation of such non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

For additional information on the items excluded by Intellon from one or more of its non-GAAP financial measures, please refer to the Form 8-K regarding this release furnished today with the Securities and Exchange Commission.

Unaudited Reconciliation of Non-GAAP Adjustments

The following table sets forth the non-GAAP measures for the applicable periods as well as the reconciliation of such measures to the directly comparable GAAP measures for the periods shown.

Intellon Corporation

Unaudited Reconciliation of Non-GAAP Adjustments

	Three Months Ended
	September 30, 2009	June 30, 2009	September 30, 2008
	(in thousands, except per share amounts)
Revenue	$19,933	$17,475	$20,112

GAAP net income (loss)	$(429)	$327	$481
Non-GAAP adjustments:
Stock-based compensation:
Research and development	178	178	136
Sales and marketing	143	141	109
General and administration	317	278	206

Total stock-based compensation	638	597	451
Merger related expenses	1,785	—	—

Total non-GAAP adjustments	2,423	597	451

Non-GAAP net income	$1,994	$924	$932

Non-GAAP net income per share:
Basic	$0.06	$0.03	$0.03

Diluted	$0.06	$0.03	$0.03

Non-GAAP weighted average shares:
Basic	31,150	31,095	30,939

Diluted	32,156	31,391	31,175

Intellon Corporation

Condensed Consolidated Balance Sheets

	September 30, 2009	December 31, 2008*
	(Unaudited)
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$25,285	$35,375
Short-term investments	36,967	20,230
Accounts receivable	11,231	11,532
Inventory, net	6,354	8,029
Prepaid expenses	1,301	961
Other current assets	155	350

Total current assets	81,293	76,477
Property and equipment, net	2,407	2,241
Intangible assets, net	2,695	2,403
Other assets	100	100

TOTAL ASSETS	$86,495	$81,221

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,157	$6,843
Accrued expenses	2,200	2,166

Total current liabilities	12,357	9,009

Deferred income	200	—
Shareholders’ equity:
Common stock	3	3
Additional paid in capital-common	209,713	207,890
Accumulated deficit	(135,778)	(135,681)

Total shareholders’ equity	73,938	72,212

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$86,495	$81,221

*	Information derived from the audited Consolidated Financial Statements

INTELLON CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2009	2008
	(Unaudited)
	(in thousands)
Operating Activities
Net loss	$(97)	$(706)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	1,721	1,260
Depreciation	909	774
Amortization of intangible assets	56	48
Accretion of discount on investment securities	(83)	(172)
Other	—	2
Changes in operating assets and liabilities:
Accounts receivable	301	(3,252)
Inventory	1,675	(1,695)
Prepaid expenses and other assets	(432)	28
Income tax refund	287	75
Accounts payable and accrued expenses	3,348	3,838
Deferred income	200	—

Net cash provided by operating activities	7,885	200

Investing Activities
Purchase of property and equipment	(1,075)	(1,011)
Purchase of short-term investments	(49,404)	(37,461)
Proceeds from maturity of short-term investments	32,750	—
Purchase of intangible assets, net	(348)	(565)

Net cash (used in) investing activities	(18,077)	(39,037)

Financing Activities
Proceeds from issuance of common stock, net of issuance costs	—	5,548
Proceeds from exercise of stock options	102	6

Net cash provided by financing activities	102	5,554

Net decrease in cash and cash equivalents	(10,090)	(33,283)
Cash and cash equivalents, beginning of period	35,375	52,074

Cash and cash equivalents, end of period	$25,285	$18,791